Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------

General Cleaning and Maintenance
c/o Law Offices of Thomas C. Cook
500 N. Rainbow Blvd., Suite 300
Las Vegas, NV  89107

Attn:  Mr. Thomas Cook, Esq., Escrow Agent

       Re:  Prospectus, dated ______________ 2011

Dear Mr. Cook:

The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of the prospectus ("Prospectus"), dated __________________, 2011 of General Cleaning and Maintenance, a Nevada corporation, and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus. The Investor agrees that this Agreement is subject to availability and acceptance by General Cleaning and Maintenance.

The Investor hereby subscribes for ____________ shares of General Cleaning and Maintenance's common stock ("Common Stock") at $0.01 per share, for an aggregate purchase price of $____________. Enclosed is the Investor's check made payable to "Thomas C. Cook Client Trust Account," with General Cleaning and Maintenance written on the reference line of the check. The check is to be sent care of Thomas C. Cook, Esq. at the above listed address for the Company.

The Investor hereby acknowledges that Thomas C. Cook Client Trust Account is acting solely as escrow holder in connection with the offering of Common Stock and Mr. Thomas C. Cook, Esq. makes no recommendation with respect to this offering or any person or entity involved in the offering.

Accepted and Agreed:

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Signature of Investor                     Print Full Name

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Street Address                            City, State, Zip

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Area Code and Telephone Number           Social Security Number

Accepted and Agreed:

General Cleaning and Maintenance

                                        By:_____________________________________
   Rocio Corral
   President

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